Exhibit 23.1.7
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-267583-01 on Form S-3 of our report dated February 27, 2025, relating to the consolidated financial statements of Piedmont Natural Gas Company, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Piedmont Natural Gas Company, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
Charlotte, North Carolina
February 27, 2025